                                                                     EXHIBIT 4.9
- --------------------------------------------------------------------------------





                              SUBLEASE AGREEMENT


                                BY AND BETWEEN


                           AMD TEXAS PROPERTIES, LLC,
                     a Delaware limited liability company


                                      And


                         ADVANCED MICRO DEVICES, INC.,
                            a Delaware corporation







- --------------------------------------------------------------------------------

                               SUBLEASE AGREEMENT
                               ------------------


     THIS SUBLEASE AGREEMENT, executed as of the 1st day of August, 1996, is by and between ADVANCED MICRO DEVICES, INC., a Delaware corporation, with its principal offices in Sunnyvale, California ("Sublessee") and AMD TEXAS
                                             ---------
PROPERTIES, LLC, a Delaware limited liability company, with its principal offices in Austin, Texas ("Sublessor").
                           ---------


                               A G R E E M E N T
                               - - - - - - - - -

     In consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

                                       I.

                                  Definitions
                                  -----------

     1.1 The following capitalized terms shall have the indicated meanings when used in this Sublease:

     "AMD's Adjoining Land" shall mean the land described in Exhibit B attached
      --------------------                                   ---------
     hereto and made a part hereof.

     "Agent" means Bank of America National Trust and Savings Association, as
      -----
     administrative agent for itself and the "Banks" defined in the Credit Agreement.

     "Award" means all compensation, sums or anything of value awarded, paid or
     ------
     received on a total or partial condemnation.

     "Condemnation" means (1) the exercise of any governmental power of eminent
      ------------
     domain, whether by legal proceedings or otherwise, by a Condemnor and (2) a voluntary sale or transfer to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

     "Condemnor" means any public or quasi-public authority, or private
      ---------
     corporation or individual, having the power of condemnation.

     "Date of Taking" means the date the Condemnor has the right to possession
      --------------
     of the property being condemned.

     "Default" shall have the meaning ascribed to such term in Section 12.1
      -------
     hereof.

     "Effective Date" shall mean the date on which this Sublease is executed as
      --------------
     indicated in the first paragraph of this Sublease.

     "Environmental Laws" shall mean all federal, state, or municipal laws,
      ------------------
     rules, regulations, statutes, ordinances, or orders of any Governmental Authority relating to (a) the control of any potential pollutant or protection of the air, water, or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (c) exposure to hazardous, toxic or other substances alleged to be harmful. "Environmental Laws" shall include but not be limited to the Clean Air Act, 42 U.S.C. (S) 7401 et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. (S) 6901 et seq., the Superfund Amendments and Reauthorization Act ("SARA"), 42 U.S.C.
     (S) 11001 et seq., the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., the Safe Water Drinking Act, 42 U.S.C. (S) 300f et seq., and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S) 9601 et seq. The term "hazardous materials" shall be interpreted to mean any (a) petroleum or petroleum products, (b) hazardous substances as defined by (S) 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. (S) 9601 et seq., and (c) any other chemical, substance or waste that is regulated by any Governmental Authority under any Environmental Law. The terms "release" (or "threatened release") and "disposal" (or "disposed") shall have the meanings provided within the definitions of "release," "threatened release," "disposal," or "disposed" in or pursuant to any Environmental Law.

     "Governmental Authority" shall mean the United States, the state, county,
      ----------------------
     city and political subdivisions in which the Premises is located or which exercises jurisdiction over the Premises, and any agency, department, commission, board, bureau or instrumentality or any of them which exercises jurisdiction over the Premises.

     "Grantee" shall mean IBJ Schroder Bank & Trust Company, as collateral
      -------
     agent, its successors and assigns, for the ratable benefit of (i) Agent, its successors and assigns, as administrative agent under the Credit Agreement, and (ii) Indenture Trustee, its successors and assigns, as trustee under the Indenture.

     "Improvements" shall mean all buildings, structures, improvements, fixtures
      ------------
     and artifacts, of every kind and nature, now or hereafter existing on the Premises.

     "Indenture" shall mean that certain Indenture dated as of August 1, 1996,
      ---------
     by and between Lessor and United States Trust Company of New York, as the same may hereafter be amended, modified or restated from time to time.

     "Indenture Trustee" shall mean United States Trust Company of New York, a
      -----------------
     New York trust company, as the "Indenture Trustee", under the Indenture, or any successor or substitute appointed from time to time under the Indenture.

     "Lease" shall mean that certain Lease, Option to Purchase, and Put Option
      -----
     Agreement of even date herewith by and between Sublessee, as "Lessor," and Sublessor, as "Lessee."

     "Lenders" shall mean, collectively, the Agent, the banks under the Credit
      -------
     Agreement, the Indenture Trustee, the noteholders under the Indenture and the Grantee, and singularly shall mean any of them.

     "Partial Taking" shall have the meaning ascribed thereto in Section 11.2.
      --------------

     "Premises" shall mean the land hereby leased more particularly described in
      --------
     Exhibit A attached hereto and made a part hereof.
     ---------

     "Reciprocal Easement Agreement" shall mean that certain Reciprocal Easement
      -----------------------------
     Agreement of even date herewith by and between Sublessor, as "LLC," and Sublessee, as "AMD."

     "Sublease" means this Sublease Agreement.
      --------

     "Sublessee" shall have the meaning ascribed thereto in the first paragraph
      ---------
     of this Sublease, and shall include its successors and assigns as the owner of the subleasehold estate in and to the Premises created under and by virtue of this Sublease.

     "Sublessor" shall have the meaning ascribed thereto in the first paragraph
      ---------
     of this Sublease, and shall include its successors and assigns as the owner of the leasehold estate in and to the Premises created under and by virtue of the Lease.

     "Title Exceptions" shall mean all restrictions, covenants, conditions,
      ----------------
     easements, rights of way, mineral and royalty reservations, and other encumbrances of record to the extent but only to the extent such encumbrances affect the Premises or any easements appurtenant thereto, as the case may be, as of the Effective Date.

     "Total Taking" shall have the meaning ascribed to such term in Section 11.1
      ------------
     hereof.

                                      II.

               Sublease of Premises and Assignment of Easements
               ------------------------------------------------

     2.1  Sublease of Premises.  Sublessor hereby leases to Sublessee, and
          --------------------
Sublessee hereby subleases from Sublessor, subject to the terms, covenants and agreements contained in this Sublease and in the Lease, and to the Title Exceptions, the two (2) parcels of land containing approximately 34.481 acres of land and 1.849 acres of land, respectively, and described on Exhibit A attached
                                                             ---------
hereto and made a part hereof (the "Premises").  This Sublease covers the land
                                    --------
only and does not cover any Improvements, all of which are owned by Sublessee.

     2.2  Reciprocal Easement Agreement.  Sublessor hereby assigns and transfers
          -----------------------------
to Sublessee, for the term of this Sublease, all of Sublessor's rights and privileges under the Reciprocal Easement Agreement, and in and to the LLC Easements (defined in the Reciprocal Easement Agreement), and Sublessee hereby assumes and agrees to pay and perform all of the obligations and duties of Sublessor under the Reciprocal Easement Agreement during the term of this Sublease. References in this Sublease to "easements appurtenant to this Sublease" and to "easements appurtenant thereto" refer to the easements which are appurtenant to and benefit the Premises under and by virtue of the Reciprocal Easement Agreement, unless the context otherwise requires. This Sublease is subject to the AMD Easements (defined in the Reciprocal Easement Agreement).

     2.3  Option to Purchase and Put Option.  Notwithstanding any contrary
          ---------------------------------
provision hereof, Sublessor has not hereby assigned any right or interest in, nor has Sublessee assumed any obligation or duty with respects to, either the Option to Purchase or the Put Option set forth in Article XVII of the Lease, which rights, interests, duties and obligations are reserved by and to Sublessor.

                                      III.

                                Term and Rental
                                ---------------

     3.1  Term.  The term of this Sublease is ninety-eight (98) years commencing
          ----
on the Effective Date and ending on the ninety-eighth (98th) anniversary of the Effective Date.

     3.2  Rental.  Sublessee has paid to Sublessor for the entire 98-year term
          ------
of this Sublease, as rental for the Premises, the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which rental consideration are hereby acknowledged by Sublessor.

                                      IV.

                                     Taxes
                                     -----

     4.1  Taxes.  During the term hereof, Sublessee shall reimburse Sublessor
          -----
for all real property taxes payable by Sublessor as Lessee under the Lease, within twenty (20) days following receipt of a written invoice therefor. Sublessee shall protect, defend, indemnify, hold and save Sublessor harmless from and against any and all taxes, levies, assessments, fees, penalties, interest or other governmental charges which are to be reimbursed by Sublessee pursuant to this Section 4.1, and all losses, costs, liabilities, or damages (including, without limitation, reasonable attorneys' fees, accountants' fees and court costs) incurred by or asserted against Sublessor in connection therewith or in any way related thereto. The indemnities contained herein shall survive the expiration or earlier termination of this Sublease.

     4.2  Proration During Certain Year.  All real estate taxes and assessments
          -----------------------------
for the first and last years of this Sublease shall be prorated between Sublessor and Sublessee based upon the period of time during such year that this Sublease was in effect.

                                       V.

                                   Utilities
                                   ---------

     5.1 Sublessee shall pay all charges for any electricity, telephone, gas, water and other utilities used by Sublessee in or on the Premises, and for the installation, repair and maintenance of all such utilities and the separate metering thereof, before such charges become delinquent. Sublessee shall protect, defend, indemnify, hold and save Sublessor harmless from and against any and all utility charges which are to be paid by Sublessee pursuant to this Section 5.1, and all losses, costs, liabilities, or damages (including, without limitation, reasonable attorneys' fees, accountants' fees and court costs) incurred by or asserted against Sublessor in connection therewith or in any way related thereto. The indemnities contained herein shall survive the expiration or earlier termination of this Sublease.

                                      VI.

                                Quiet Enjoyment
                                ---------------

     6.1 Sublessor covenants and agrees with Sublessee, its successors and assigns, that Sublessee shall and will peacefully and quietly have, hold, use, occupy, possess and enjoy, subject to the Title Exceptions, the Premises and the easements appurtenant thereto, and every part and parcel thereof, for and during all of the term hereof, and any renewal or extension thereof, without any let, suit, hindrance, eviction, ejection, molestation or interruption whatsoever of or by Sublessor, or any person lawfully claiming by, through or under Sublessor.

                                      VII.

                                      Use
                                      ---

     7.1 Throughout the term of this Sublease, Sublessee may use the Premises for any lawful purpose.

                                     VIII.

                                   Insurance
                                   ---------

     8.1.  Insurance Coverage.  Throughout the term of this Sublease, Sublessee
           ------------------
shall maintain the insurance coverage required to be maintained by Sublessor as Lessee under the Lease, including without limitation, the following:

     (a)   Worker's Compensation Insurance at the statutory levels.

     (b) Comprehensive General Liability Insurance, including broad form contractual liability (insuring Sublessee's obligations hereunder, including obligations of indemnity), completed operations, products, personal injury, premises operations, broad form property damage and independent contractors coverage, with minimum limits of $3,000,000.00 for combined single limit per each occurrence for bodily injury and property damage.

     (c) Specification that the coverage provided is primary and not contributory with or in excess of any coverage which Sublessee may carry and that such policies shall insure Sublessee against all claims for bodily injury, death or damage to or destruction of property which may arise out of or in conjunction with their respective operations hereunder;

     (d) Endorsement to name Sublessor hereto as an additional insured; and

     (e) Agreement for thirty (30) days prior written notice to Sublessor of cancellation or material change in coverage.

     8.2. Certificates of Insurance.  Sublessee shall provide to Sublessor and
          -------------------------
the Lenders certificates of insurance evidencing each of the insurance coverages required in clauses (a) and (b) and the specific additional requirements in clauses (c), (d) and (e) above within thirty (30) days after the Effective Date of this Sublease and at least fifteen (15) days prior to each renewal period. Failure to so provide same shall in no way constitute a waiver of the foregoing insurance requirements.

     8.3  Waiver of Subrogation.  Notwithstanding anything to the contrary
          ---------------------
contained herein, to the extent permitted by law and so long as any insurance coverage maintained by Sublessee is not diminished by reason thereof, Sublessee hereby (a) releases and waives any rights it may have against Sublessor and its officers, directors, shareholders, agents, employees, and representatives on account of any loss or damages occasioned to Sublessor, its property or the Premises, WHETHER OR NOT DUE TO THE NEGLIGENCE (OTHER THAN THE GROSS NEGLIGENCE) OF LESSOR, ITS OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS, EMPLOYEES, REPRESENTATIVES, CONTRACTORS, LICENSEES, INVITEES OR OTHER PERSONS, and (b) waives on behalf of any insurer providing such insurance to Sublessee any right of subrogation that any such insurer may have or acquire against Sublessor or such persons by virtue of payment of any loss under such insurance. Sublessee shall use its best efforts to cause its insurance policies to contain waiver of subrogation clauses in accordance with the foregoing.

                                      IX.

                                 Improvements
                                 ------------

     9.1  Improvements.  Sublessee owns all Improvements and Sublessor has no
          ------------
title to or other ownership interest in the Improvements.

                                       X.

                           Assignment and Subletting
                           -------------------------

    10.1 Provided that Sublessee shall have first obtained the written consent of Sublessor, and not otherwise, Sublessee shall have the right to assign this Sublease, or any interest herein, and subject to the requirement set forth in this section, to further sublet the Premises, or any part thereof, and to grant any right or privilege appurtenant thereto (including without limitation, with respect to the easements appurtenant thereto), and to permit any person to occupy and use the Premises and any easements appurtenant to the Premises. Any further sublease of the Premises or any part thereof must contain environmental indemnity provisions in favor of Sublessor and the Lenders affording the same indemnification of Sublessor and the Lenders as is afforded to Sublessor under Article XIV of this Sublease. Any such further sublease, regardless of the parties thereto, shall expressly negate any intention to merge the estate created thereby, or any estate created by the Lease or this Sublease, with any other estate in and to the Premises, including without limitation, the reversionary interest of Lessor in and to the Premises.

                                      XI.

                                  Condemnation
                                  ------------

     11.1   Total Taking.  In the event the entire Premises or subleasehold
            ------------
interest shall be appropriated or taken under the power of eminent domain by any Condemnor for any significant period of time ("Total Taking"), this Sublease
                                               ------------
shall terminate and expire as of the Date of Taking.

     11.2   Partial Taking.  In the event that less than the entire Premises or
            --------------
leasehold interest is taken under the power of eminent domain by any Condemnor, or if by reason of any appropriation or taking, regardless of the amount so taken ("Partial Taking"), and the remainder of the Premises is in Sublessee's
        --------------
opinion unsuitable for the operation of Sublessee's business, Sublessee shall have the right to terminate this Sublease as of the Date of Taking upon giving to Sublessor notice in writing of such election within thirty (30) days after such appropriation or taking; provided that in such event all easements which are appurtenant to the Premises, and all easements which burden the Premises (to the extent the land thereunder has not been condemned) shall survive the termination of this Sublease. If this Sublease is not terminated, it shall continue in full force and effect as to those portions of the Premises not taken.

     11.3   Notice of Taking.  Sublessor agrees to give Sublessee notice in
            ----------------
writing within ten (10) days of its receipt of notice of the intention of any Condemnor to appropriate or take all or a portion of the Premises, provided that Sublessor's failure to do so shall not be a default hereunder.

     11.4   Award for Total Taking. In the event of a Total Taking, (i)
            ----------------------
Sublessee shall receive from such award the portion thereof representing the value of all of its trade fixtures and equipment taken, the value of the subleasehold interest in the Premises and any relocation expenses, and the value of all Improvements, and (ii) Sublessor shall be entitled to the balance of such award, subject to the rights of the Lessor under the Lease.

     11.5   Award for Partial Taking.  In the event of a Partial Taking, (i)
            ------------------------
Sublessee shall receive from such award the portion of the award applicable to the Premises and any Improvements so taken and the amount of diminution in value of the leasehold portion of the Premises and any Improvements not taken, and
(ii) Sublessor shall be entitled to the balance of such award, subject to the rights of the Lessor under the Lease.

                                     XII.

                             Default and Remedies
                             --------------------

     12.1  Default.  Sublessee shall be in default (herein called "Default") of
           -------                                                 -------
this Sublease if Sublessee fails to perform any of its covenants or agreements under this Sublease.

     12.2  Remedies.  If any Default shall occur and continue uncorrected
           --------
for twenty-five (25) days after Sublessee receives written notice of such Default (provided that if any such Default may not be cured within such period, if Sublessee promptly commences to cure the same and thereafter prosecutes the curing thereof with diligence, the period within which such delay may be cured shall be extended for such further period as is necessary for the curing thereof), Sublessor shall have the following remedies exclusive of all other rights and remedies provided by law or in equity, which other rights and remedies Sublessor hereby expressly waives and releases:

     (a) Sublessor shall be entitled to damages for any amount reasonably necessary to compensate Sublessor for all the detriment directly caused by Sublessee's failure to perform its covenants or agreements under this Sublease, provided, however, Sublessee shall not be liable for any consequential, special or indirect damages as a result of such Default, provided further that nothing herein shall be deemed to limit in any way the indemnification obligations of Sublessee described in this Sublease.

     (b) Sublessor may seek specific enforcement of, or injunctive relief with respect to, any covenant or agreement which Sublessee has failed to perform or has breached.

     12.3  No Termination.  Sublessor shall have no right to terminate this
           --------------
Sublease, notwithstanding any Default or other breach by Sublessee, and Sublessor hereby unconditionally waives and releases any and all right to terminate this Sublease for any cause whatsoever.

     12.4  Waivers.  No waiver of any Default hereunder shall constitute a
           -------
waiver of any other Default or future Default. No waiver, benefit, privilege or service voluntarily given or performed by one party shall give the other party any contractual right by custom, estoppel or otherwise.

                                     XIII.

                                Attorneys' Fees
                                ---------------

     13.1 In the event that either party hereto shall commence any legal action or proceeding, including an action for declaratory relief, against the other by reason of the alleged failure of the other to perform any covenant or agreement under this Sublease, the party prevailing in said action or proceeding shall be entitled to recover, in addition to its court costs, expert witness fees and reasonable attorneys' fees to be fixed by the court, and such recovery shall include court costs and attorneys' fees on appeal, if any.

As used herein, "the prevailing party" means the party in whose favor final judgment is rendered.

                                      XIV.

                                Indemnification
                                ---------------

     14.1  General.  Except to the extent that such claim, demand, damage, loss,
           -------
judgment, award, liability, expense or suit is based upon or caused by the gross negligence or willful misconduct of Sublessor, its successors or assigns, or its or their officers, directors, employees, or agents, Sublessee agrees to and shall indemnify, defend and hold harmless Sublessor, its officers, directors, shareholders, employees and agents, and their respective successors and assigns, from and against any and all claims, demands, damages, losses, judgments, awards, liabilities, expenses (including reasonable attorneys' fees, court costs and other expenses of litigation), and suits, whether groundless or not, for bodily injury or death and for damage to or destruction of property arising out of or relating to (a) Sublessee's use, occupancy or operation of the Premises or the easements appurtenant thereto, (b) any accident, injury to or death of persons or loss of or damage to property occurring on the Premises caused by and arising from any act or omission of Sublessor, or any of its officers, directors, agents, invitees, employees or contractors or any other persons entering onto the Premises or and easements appurtenant thereto at the request, behest or with the permission of Sublessee; (c) performance of any labor or services or the furnishing of any materials or other property to or for the benefit of Sublessee in respect of the Premises or any easements appurtenant thereto; (d) the negligence or willful misconduct on the part of Sublessee or any of its officers, directors, agents, invitees, employees or contractors or any other persons entering onto the Premises or any easements appurtenant thereto at the request, behest or with the permission of Sublessee; (e) the construction, use or occupancy of the Improvements; or (f) the breach by Sublessee of any of its covenants and agreements under this Sublease. Sublessee's duty to indemnify Sublessor under this Section 14.1 shall survive the expiration or earlier termination of this Sublease with respect to events occurring during the term or after the term hereof.

     14.2  Sublessor's Covenants.  Sublessee will not allow or permit the
           ---------------------
Premises to be in violation of, or do anything or permit anything to be done which subjects Sublessor, Sublessee, the Premises or the easements appurtenant thereto to any remedial obligations under or which creates a claim or cause of action under, any Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Premises or the easements appurtenant thereto, and Sublessee will promptly notify Sublessor in writing of any existing, pending or overtly threatened investigation, claim or inquiry of which Sublessee has knowledge by any governmental authority in connection with any Environmental Laws. Sublessee shall obtain any permits, licenses or similar authorizations to construct, occupy, operate or use the Premises and the easements appurtenant thereto and any fixtures and equipment at any time located on the Premises or on the easements appurtenant thereto by reason of any Environmental Laws. Sublessee will not allow or permit the unlawful disposal or release of any hazardous substance or solid waste on, under or above the Premises or the easements appurtenant thereto and covenants and agrees to keep or cause the Premises to be kept free of any unlawful disposal or release of hazardous substance, solid waste, or substance containing asbestos and to remove the same (or if removal is not required by Environmental Laws, to take whatever action is required by Environmental Laws) promptly upon discovery at Sublessee's sole expense. Sublessee shall promptly notify Sublessor in writing of any unlawful disposal or release of any hazardous substances, solid wastes, or substance containing asbestos known to Sublessee to exist on, under, or above the Premises or the easements appurtenant thereto. In the event Sublessee fails to comply with or perform any of the foregoing covenants and obligations within thirty (30) days after written notice from Sublessor (or such longer period, not to exceed ninety
(90) days, if such covenants and obligations cannot be complied with or performed within such thirty (30) day period and if Sublessee has commenced and is diligently proceeding to comply with or perform the same), (A) Sublessor may, but shall be under no obligation to, cause the Premises to be freed from the unlawful disposal or release of hazardous substance, solid waste or substance containing asbestos (or if removal is not required by Environmental Laws, to take whatever action is required by Environmental Laws) and the reasonable cost of the removal or such other action shall be a demand obligation owing by Sublessee to Sublessor pursuant to this Sublease, and (B) Sublessee grants to Sublessor and Sublessor's agents and employees access to the Premises, and the license to remove the unlawfully disposed or released hazardous substance, solid waste or substance containing asbestos (or if removal is not required by Environmental Laws, to take whatever action is required by Environmental Laws) and agrees to indemnify, defend and hold Sublessor harmless from all reasonable costs and expenses involved in the required removal or other action and from all claims asserted or proven against Sublessor by any party in connection with the removal or other required action. The indemnities contained in this Section
14.2 shall survive the expiration or earlier termination of this Sublease.

    14.3   Environmental.  Sublessee further agrees to and shall indemnify,
           -------------
defend and hold harmless Sublessor, its officers, directors, shareholders, employees and agents, and their respective successors and assigns, from and against any and all claims, demands, damages, losses, judgments, awards, liabilities, expenses (including reasonable attorneys' fees, court costs and other expenses of litigation), suits, whether groundless or not, that any of said indemnified persons may incur by reason of (a) any environmental condition now or hereafter on or under the Premises or the easements appurtenant thereto caused by Sublessee, (b) any past, present or future violation of any Environmental Laws by Sublessee, and (c) any or all matters with regard to the Premises arising out of any acts or omissions of Sublessee in the performance of Sublessee's managerial affairs or in regard to any operations on or under the Premises or the easements appurtenant thereto, including, without limitation, the disposal or release of hazardous materials on or under the Premises or the easements appurtenant thereto.

                                      XV.

                   Condition of Premises; Waivers; Surrender
                   -----------------------------------------

    15.1   Condition of Premises. Sublessee accepts the Premises in its present
           ---------------------
state and, except as expressly provided herein, without any representation or warranty, express or implied, by Sublessor as to the condition of such property or as to the use which may be made thereof. Sublessor shall not be responsible for any latent defect or change of condition in the Premises (except for any such change as may be caused by Sublessor or its agents, employees or contractors), and the rent hereunder shall in no case be withheld or diminished on account of any defect in such property, any change in the condition thereof, or the existence with respect thereto of any violations of the laws or regulations of any governmental authority.

    15.2   WAIVERS.  THE PROVISIONS OF SECTION 15.1 AND THIS SECTION 15.2 HAVE
           -------
BEEN NEGOTIATED BY SUBLESSOR AND SUBLESSEE AFTER DUE CONSIDERATION FOR THE RENT PAYABLE HEREUNDER AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES (INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF HABITABILITY) OF SUBLESSOR, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES OR ANY APPURTENANT EASEMENTS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE. SUBLESSEE HEREBY ACCEPTS THE PREMISES AND ANY APPURTENANT EASEMENTS AS-IS AND WAIVES ANY CLAIMS IT MAY HAVE AGAINST SUBLESSOR WITH RESPECT TO THE PREMISES OR APPURTENANT EASEMENTS OR THE CONDITION THEREOF, WHETHER NOW OR IN THE FUTURE, AND FURTHER WAIVES ANY AND ALL IMPLIED WARRANTIES (INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTY OF HABITABILITY) WHICH MAY NOW OR IN THE FUTURE EXIST AT LAW, IN EQUITY OR OTHERWISE.

    15.3   Surrender of the Premises.  Sublessee shall surrender the Premises
           -------------------------
to Sublessor in the same condition as they exist on the date of this Sublease excluding, however, any condition resulting from: (i) ordinary wear and tear;
(ii) any Improvements which Sublessee may elect to leave on the Premises; (iii) damage due to casualty (unless such damage results in an unsafe or hazardous condition on the Premises); and (iv) damage that is caused by Sublessor or its agents, employees or contractors.

                                      XVI.

                                 Miscellaneous
                                 -------------

    16.1   Notices.  Any notice to be given under this Sublease shall be in
           -------
writing and shall be deemed to have been properly given and received if (i) delivered in person to the authorized representative of the party to whom the notice is addressed, or by courier service that provides an airbill or other evidence of delivery or attempted delivery, or sent by certified mail, postage prepaid, return receipt requested and properly addressed to the party for whom intended or (ii) sent by telegram, telex, or facsimile (which shall be followed promptly by a written notice sent in the manner providing in the preceding clause (i) of this sentence). Notices shall be considered duly given and received upon receipt or refusal of receipt.

          All notices to Sublessee shall be sent to:

          One AMD Place
          P.O. Box 3453
          Sunnyvale, California 94088
          Mail Stop 68/Legal Department

          All notices to Sublessor shall be sent to:

          5204 East Ben White Boulevard
          Austin, Texas  78741
          Mail Stop 562/Legal Department

          Any party may change the address at which it is to receive notice by written notice of such change of address given to the other party. Any request or demand hereunder shall likewise be made in writing, to the same address as for notice.

   16.2   Successors and Assigns.  The terms, covenants and conditions of this
          ----------------------
Sublease shall apply to and bind the successors and assigns of the parties hereto.

   16.3   Entire Agreement.  This Sublease and the other agreements, if any,
          ----------------
which are expressly referred to herein contain the entire agreement between the parties. All prior negotiations or stipulations concerning its subject matter which preceded or accompanied the execution of this Sublease are conclusively deemed to be superseded, provided, however, that this Sublease may in the future be altered by written agreement executed by the parties and not otherwise.

   16.4   Invalidity.  If any provision of this Sublease shall be declared
          ----------
invalid or unenforceable, the remainder of the Sublease shall continue in full force and effect.

   16.5   GOVERNING LAW.  THIS SUBLEASE SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CHOICE OF LAW RULES.

   16.6   Headings.  Article, section and paragraph headings herein are for
          --------
convenience only, and shall not be used in construing this Sublease.

   16.7   Recorded Counterparts.  A counterpart original of this Sublease
          ---------------------
Agreement shall be filed for record in Travis County, Texas.

   16.8   Triple-Net Sublease.  Sublessor and Sublessee acknowledge that it is
          -------------------
the intent of the parties that this Sublease be of a "triple-net" nature and that Sublessor shall have no obligation whatsoever to pay any costs or expenses whatsoever relating to the Premises, including but not limited to real property taxes. Sublessee shall protect and indemnify Sublessor against any and all such costs and expenses relating to the Premises.

                                     XVII.

                         Provisions Relating to Lease
                         ----------------------------

     17.1 Sublessee accepts this Sublease subject to all of the terms, provisions, conditions, and covenants of the Lease, and agrees that Sublessee shall perform all the duties, obligations, covenants and agreements of Sublessor as the Lessee thereunder (except with respects to the Option to Purchase and Put Option set forth in Article XVII of the Lease), and shall not by act or omission create, permit or cause any Default to occur under the terms of the Lease, provided that Sublessee shall not be responsible for any Default caused by Sublessor or by any person under Sublessor's control or for whom Sublessor is legally responsible.

     17.2 Nothing in this Sublease shall be deemed or construed as an agreement or as the intention of Sublessor and Sublessee that this Sublease shall cause or result in a merger of the rights of Sublessor and Sublessee in and to the Premises whether such rights were granted or reserved under this or any other document.

                                    XVIII.

                               Lender Provisions
                               -----------------

     18.1 Whenever in this Sublease the consent, approval or agreement of, or notice to, the Lenders is required or provided, such consent, approval or agreement of, or notice to, Lenders shall be conclusively deemed to have been obtained and given respectively, if evidenced in writing and signed by, and if given to, respectively, Agent, if the Credit Agreement is in effect and no Event of Default (as defined in the Indenture) has occurred and is continuing under the Indenture, or the Collateral Agent, if the Credit Agreement is not in effect or an Event of Default (as defined in the Indenture) has occurred and is continuing under the Indenture.

     18.2 Sublessor and Sublessee, for good and valuable consideration, paid to each of them by the Lenders, the receipt and sufficiency of which are hereby acknowledged, covenant, stipulate and agree for the benefit of the Lenders that they will not modify this Sublease in any manner, the effect of which is to alter the obligation of Sublessee under Article XIV.

       EXECUTED on the dates of the acknowledgements hereinbelow taken, to be effective as of the Effective Date.


                                 SUBLESSEE:
                                 ---------

                                 ADVANCED MICRO DEVICES, INC.,
                                 a Delaware Corporation



                                 By:  /s/ Marvin D. Burkett
                                    -------------------------------------------
                                 Name:    Marvin D. Burkett
                                      -----------------------------------------
                                 Title:  Senior Vice President, Chief Financial
                                       ----------------------------------------
                                         and Administrative Officer
                                       ----------------------------------------
                                         and Treasurer
                                       ----------------------------------------

                              SUBLESSOR:
                              ---------

                              AMD TEXAS PROPERTIES, LLC,
                              a Delaware limited liability company



                              By:  /s/ Thomas M. McCoy
                                 ----------------------------------------------
                              Name:    Thomas M. McCoy
                                   --------------------------------------------
                              Title:  Manager
                                    -------------------------------------------

THE STATE OF CALIFORNIA     (S)
                            (S)
COUNTY OF SANTA CLARA       (S)

     This instrument was acknowledged before me on the 8th day of August, 1996, by Marvin Burkett, Chief Financial Officer of ADVANCED MICRO DEVICES, INC., a Delaware corporation, on behalf of said corporation.

(SEAL)


                                         /s/ Winona C. Orange
                                        --------------------------------
                                          Notary Public in and for
                                           the State of California

                                            Winona C. Orange
                                        --------------------------------
                                          (Printed Name of Notary)

                                        My commission expires:  4-1-97
                                                              ----------

THE STATE OF CALIFORNIA     (S)
                            (S)
COUNTY OF SANTA CLARA       (S)

     This instrument was acknowledged before me on the 8th day of August, 1996, by Thomas M. McCoy, Manager of AMD TEXAS PROPERTIES, LLC, a Delaware limited liability company, on behalf of said company.

(SEAL)
                                         /s/ Winona C. Orange
                                        --------------------------------
                                         Notary Public in and for
                                          the State of California

                                              Winona C. Orange
                                        --------------------------------
                                          (Printed Name of Notary)

                                        My commission expires: 4-1-97
                                                              ----------

                                   EXHIBIT A
                                   ---------

                                   Premises

Parcel 1:                         Description
- --------

        FOR A 34.481-ACRE TRACT OF LAND SITUATED IN THE CITY OF AUSTIN, TRAVIS COUNTY, TEXAS, SAID 34.481-ACRE TRACT BEING A PORTION OF LOT 1 OF "SUNRIDGE PARK, SECTION TWO", A SUBDIVISION ACCORDING TO THE PLAT THEREOF RECORDED IN BOOK 77, PAGES 118-119 OF THE PLAT RECORDS OF TRAVIS COUNTY, TEXAS, SAID 34.481-ACRE TRACT BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

        BEGINNING on a 3/4-inch-diameter from pipe found in the northerly right-of-way line of Ben White Boulevard (right-of-way varies), being the southeasterly corner of Lot A of "Briarton Subdivision", a subdivision of record in Book 72, Page 40 of said Plat Records, being also the southwesterly corner of said Lot 1 of "Sunridge Park, Section Two" and POINT OF BEGINNING hereof;

        THENCE departing the northerly right-of-way line of Ben White Boulevard, in part with the easterly boundary line of said "Briarton Subdivision", in part with the easterly boundary line of a tract of land conveyed to Azur Property Investment U.S.A., Inc. by deed recorded in Volume 8936, Page 288 of Real Property Records of Travis County, Texas, same being the westerly boundary line of said Lot 1 of "Sunridge Park, Section Two", N31(Degrees)01'17"E for a distance of 788.86 feet to a 1-inch-diameter iron pipe found on an angle point hereof;

        THENCE continuing with the easterly boundary line of said Azur Property Investment U.S.A., Inc. tract, same being the westerly boundary line of said Lot 1, N59(Degrees)34'01"W for a distance of 506.23 feet to a 1/2-inch-diameter iron rod in concrete found, being a southeasterly corner of "Sunridge Park, Section One" a subdivision according to the plat thereof recorded in Book 85, Pages 107B, 107C and 107D, of said Plat Records, being an angle point hereof;

        THENCE with the easterly boundary line of said "Sunridge Park, Section One", continuing with the westerly boundary line of said Lot 1 of "Sunridge Park, Section Two", N31(Degrees)03'00"E (Bearing Basis) for a distance of 1303.59 feet to a 1-inch-diameter iron pipe in concrete found, being on an angle point in said easterly boundary line, same being the most northerly corner of said Lot 1, for the most northerly corner of the herein-described tract;

Exhibit A
Page 2

        THENCE in part with the easterly boundary line of said "Sunridge Park, Section One", the southerly boundary line of Lot 6 of "University Business Park", a subdivision according to the plat thereof recorded in Book 85, Pages 52C, 52D and 53A of said Plat Records and the northerly boundary line of said Lot 1 of "Sunridge Park, Section Two", S58(Degrees)57'53"E, at a distance of
456.12 feet pass an iron rod found, being on an easterly corner of said "Sunridge Park, Section One", same being a southwesterly corner of said Lot 6 of "University Business Park", continuing for a total distance of 732.26 feet to a cotton gin spindle set in asphalt on an angle point hereof;

        THENCE departing the southerly boundary line of said Lot 6 of "University Business Park", through the interior of said Lot 1 of "Sunridge Park, Section Two", the following fourteen (14) courses and distances:

    1) S28(Degrees)25'15"W, for a distance of 67.41 feet to a cotton gin spindle set in asphalt on an angle point hereof;

    2) S59(Degrees)50'45"E, for a distance of 172.50 feet to a PK nail set in concrete on an angle point hereof;

    3) S18(Degrees)39'30"E, for a distance of 333.73 feet to a PK nail set in concrete on an angle point hereof;

    4) S71(Degrees)27'23"W, for a distance of 374.42 feet to a PK nail set in concrete on an angle point hereof;

    5) N52(Degrees)04'12"W, for a distance of 55.03 feet to a PK nail set in concrete on an angle point hereof;

    6) S70(Degrees)25'04"W, for a distance of 201.88 feet to a PK nail set in asphalt on an angle point hereof;

    7) S18(Degrees)47'06"E, for a distance of 207.97 feet to a PK nail set in concrete on an angle point hereof;

    8) S71(Degrees)22'55"W, for a distance of 88.20 feet to a cotton gin spindle set in asphalt on an angle point hereof;

    9) S18(Degrees)59'15"E, for a distance of 68.88 feet to a punch hole set in a concrete gutter on an angle point hereof;

   10) S70(Degrees)47'24"W, for a distance of 243.96 feet to a 1/2-inch-diameter iron rod with Baker-Aicklen cap set on an angle point hereof;

Exhibit A
Page 3

   11) S18(Degrees)31'43"E, for a distance of 456.56 feet to a cotton gin spindle set in asphalt on an angle point hereof;

   12) N81(Degrees)16'37"W, for a distance of 88.07 feet to a cotton gin spindle set in asphalt on the point of curvature of a non-tangent curve to the left, from which the radius point of said curve bears S04(Degrees)43'15"W, a distance of 325.45 feet;

   13)  with the arc of said non-tangent curve to the left, having a radius of
        325.45 feet, an interior angle of 22(Degrees)54'28", an arc length of
        130.12 feet and a chord which bears S83(Degrees)16'01"W for a distance of 129.26 feet to a cotton gin spindle set in asphalt on an angle point hereof;

   14) S09(Degrees)28'45"W, for a distance of 368.38 feet to a 1/2-inch-diameter iron rod with a Baker-Aicklen cap set on a point in the aforementioned northerly right-of-way line of Ben White Boulevard, being also the southerly boundary line of said Lot 1, from which a 1/2-inch-diameter iron rod with Baker-Aicklen cap set on a point being the southeasterly corner of said Lot 1 of "Sunridge Park, Section Two", bears S78(Degrees)29'31"E a distance of 267.25 feet;

        THENCE with said northerly right-of-way line, same being the southerly boundary line of said Lot 1 of "Sunridge Park, Section Two", the following two (2) courses and distances:

    1) N78(Degrees)29'31"W, for a distance of 264.94 feet to a concrete highway right-of-way marker found on an angle point hereof;

    2) N78(Degrees)30'31"W, for a distance of 295.85 feet to the POINT OF BEGINNING and containing 34.481 acres of land.

Prepared from survey and office computations under the direct supervision of the undersigned:


/s/ Cecil Jackson Chisholm                7-15-96 (revised 8-7-96)
- -------------------------------------------------
Cecil Jackson Chisholm                     Date
Registered Professional Land Surveyor No.  4295                 [SEAL]

Job No. 570-026-10
CJC:ek

Parcel 2:
- --------
                                  DESCRIPTION

          FOR A 1.849 ACRE (80,533 SQUARE FOOT) TRACT OF LAND SITUATED IN THE CITY OF AUSTIN, TRAVIS COUNTY, TEXAS, BEING A PORTION OF LOT 1 OF "ADVANCED MICRO DEVICES SECTION - 1", A SUBDIVISION ACCORDING TO THE PLAT THEREOF RECORDED IN PLAT BOOK 85 PAGE 14-A AND 14-B OF THE PLAT RECORDS OF SAID COUNTY, SAID 1.849 ACRE TRACT OF LAND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

          BEGINNING on an iron rod found on a point in the southerly right-of-way line of Oltorf Street East (90.00 foot right-of-way width), said point being the northeasterly corner of Lot 4, Block B of "University Business Park", a subdivision according to the plat thereof recorded in Plat Book 85 Pages 52C, 52D & 53A of said Plat Records, said point being also the northwesterly corner of said Lot 1 and the POINT OF BEGINNING hereof;

          THENCE with the southerly right-of-way line of Oltorf Street East, same being the northerly boundary line of said Lot 1, S59(Degree)02'54"E for a distance of 199.18 feet to the most easterly corner hereof;

          THENCE departing said right-of-way line through the interior of said Lot 1 the following courses and distances numbered 1 through 6:

          1) S31(Degrees)13'26"W for a distance of 95.01 feet to an angle point;

          2) N60(Degrees)20'22"W for a distance of 101.25 feet to an angle point;

          3) S11(Degrees)37'28"W for a distance of 97.15 feet to an angle point;

          4) S41(Degrees)36'52"W for a distance of 125.38 feet to an angle point;

          5) S11(Degrees)28'20"W for a distance of 257.55 feet to an angle point;

          6) N78(Degrees)31'40"W for a distance of 182.05 feet to an iron rod found on an angle point in the westerly boundary line of said Lot 1, same being the northeasterly corner of Lot 3, Block E, of said "University Business Park", being also the southeasterly corner of said Lot 4 and most southerly corner hereof;

          THENCE with the westerly boundary line of said Lot 1, same being the easterly boundary line of said Lot 4, the following courses and distances numbered 1 through 3:

          1) N28(Degrees)57'50"E for a distance of 14.87 feet to an iron rod set on an angle point;

          2) N29(Degrees)02'29"E for a distance of 465.12 feet to an iron rod set on an angle point;

          3) N28(Degrees)58'29"E for a distance of 136.05 feet to the POINT OF BEGINNING hereof and containing 1.849 acres of land.

Surveyed under the direct supervision of the undersigned:


/s/ Cecil Jackson Chisholm              8-6-96
- ----------------------------------------------
Cecil Jackson Chisholm                  Date
Registered Professional Land Surveyor No. 4295

Job No. 570-026-10


[SEAL]

                                   EXHIBIT B
                                   ---------

                              AMD's Adjoining Land


          Lot One (1), SUNRIDGE PARK SECTION 2, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 77, Page 118-119 of the Plat Records of Travis County, Texas, and Lots Three (3), Four (4), Five
(5) and Six (6), Block "A", and Lots One (1) and Four (4), Block "B", all in University Business Park, a subdivision in Travis County, Texas, according the map or plat thereof, recorded in Volume 85, Pages 52C, 52D and 53A of the Plat Records of Travis County, Texas, and Lot One (1), Block One (1), AMD ADDITION, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 92, Pages 92-93 of the Plat Records of Travis County, Texas;

          SAVE, LESS AND EXCEPT THEREFROM a 34.481 acre tract of land out of said Lot One (1), SUNRIDGE PARK SECTION 2, more particularly described as Parcel 1 in Exhibit A attached to this agreement.
     ---------